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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-14 of our one report dated September 21, 2005, relating to the financial statements and financial highlights of AIM Dynamics Fund (one of the portfolios constituting AIM Stock Funds), which appear in such Registration Statement. We also consent to the reference to us under the heading "Financial Information" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
November 16, 2005